UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2006

Pinnacle Foods Group Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-118390

Delaware	943303521
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6 Executive Campus, Suite 100

Cherry Hill, New Jersey 08002

(Address of principal executive offices, including zip code)

(856) 969-7100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On March 1, 2006, Pinnacle Foods Group Inc. (“Pinnacle”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with The Dial Corporation (“Dial”) for the acquisition of substantially all of Dial’s assets relating to Dial’s Armour food products division (the “Business”). As reported in Item 2.01 below, the acquisition of the Business was completed on March 1, 2006.

In consideration for the acquisition of the Business, Pinnacle agreed to pay Dial an aggregate amount of $183 million in cash and assume certain liabilities relating to the Business, including liabilities relating to certain assumed contracts. The purchase price will be increased after the closing date if the value of inventory included with the Business at closing exceeds a specified target or decreased if the value of the inventory at closing is less than such target. In addition, the purchase price will be reduced after closing if the adjusted product contribution amount (as described in the Asset Purchase Agreement) of the Business is less than the target product contribution amount (as described in the Asset Purchase Agreement) of the Business provided by Dial to Pinnacle prior to the closing by a specified degree.

The acquisition is subject to customary representations, warranties and covenants as contained in the Asset Purchase Agreement. Dial has agreed not to engage in any business that competes with the Business and to be bound by a non-solicitation provision for a period of three years after the closing date.

Dial has agreed to indemnify Pinnacle after the closing, subject to certain limitations, for damages incurred by Pinnacle as a result of Dial’s breach of any representation, Dial’s failure to perform any covenant, or any liability of the Business not expressly assumed by Pinnacle. Pinnacle has agreed to indemnify Dial after the closing, subject to certain limitations, for damages incurred by Dial as a result of Pinnacle’s breach of any representation, Pinnacle’s failure to perform any covenant, any liability of the Business expressly assumed by Pinnacle, any post-closing environmental liabilities, and any liabilities arising out of Pinnacle’s operation of the Business post-closing (other than liabilities for which Pinnacle is entitled to seek indemnification from Dial).

The foregoing description of the Asset Purchase Agreement is not complete and is qualified in its entirety to the full text of the Asset Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Amendment to Credit Agreement

Pinnacle is currently the borrower under senior secured facilities pursuant to a Credit Agreement dated as of November 25, 2003, as amended, by and among Pinnacle, Crunch Holding Corp., Deutsche Bank Trust Company Americas, as administrative agent, and the other lenders and agents that may from time to time be party thereto (the “Credit Agreement”). Concurrently with the signing of the Asset Purchase Agreement but effective as of February 14, 2006, Pinnacle and Crunch Holding Corp. entered into an Amendment No. 4 and Agreement to the Credit Agreement (the “Amendment”). Among other things, and subject to certain conditions, the Amendment approved the acquisition of the Business pursuant to the Asset Purchase Agreement and provided for the making of $143 million of additional tack-on term loans to fund a portion of the acquisition. Subject to the satisfaction of certain conditions, the Amendment also changed the Credit Agreement in other respects, including: (a) the leverage ratio calculations have been adjusted such that the amount of indebtedness used in such calculations is no longer subject to averaging and is reduced by certain cash and cash equivalents, (b) the leverage ratio threshold for the quarter ending on or about March 31, 2006 has been changed from 5.00 to 1.00 to 5.25 to 1.00, and (c) under certain circumstances, Pinnacle may be able to use equity contributions to cure financial covenant defaults, if any, that may occur in the future under the Credit Agreement.

The foregoing description of the Amendment is not complete and is qualified in its entirety to the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 1, 2006, Pinnacle completed its acquisition of the Business from Dial pursuant to the Asset Purchase Agreement described in Item 1.01 of this Form 8-K. The information set forth in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Amendment to Credit Agreement” in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure.

On March 1, 2006, Pinnacle issued a press release announcing the completion of the acquisition of the Business from Dial pursuant to the Asset Purchase Agreement, a copy of which is furnished as Exhibit 99.1. In accordance with general instruction B.2 to Form 8-K, such information is being “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any other filing under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Asset Purchase Agreement, dated March 1, 2006, by and between The Dial Corporation and Pinnacle Foods Group Inc.

10.2	Amendment No. 4 and Agreement dated as of February 14, 2006, to the Credit Agreement dated as of November 25, 2003 among Crunch Holding Corp., Pinnacle Foods Group Inc., the Lenders from time to time party thereto, Deutsche Bank Trust Company Americas, as administrative agent, General Electric Capital Corporation, as syndication agent, and JPMorgan Chase Bank, N.A., Citicorp North America, Inc. and Canadian Imperial Bank of Commerce, as co-documentation agents.

99.1	Press Release, dated March 1, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PINNACLE FOODS GROUP INC.

By:	/s/ N. Michael Dion
Name:	N. Michael Dion
Title	Executive Vice President and Chief Financial Officer

Date: March 1, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1	Asset Purchase Agreement, dated March 1, 2006, by and between The Dial Corporation and Pinnacle Foods Group Inc.

10.2	Amendment No. 4 and Agreement dated as of February 14, 2006, to the Credit Agreement dated as of November 25, 2003 among Crunch Holding Corp., Pinnacle Foods Group Inc., the Lenders from time to time party thereto, Deutsche Bank Trust Company Americas, as administrative agent, General Electric Capital Corporation, as syndication agent, and JPMorgan Chase Bank, N.A., Citicorp North America, Inc. and Canadian Imperial Bank of Commerce, as co-documentation agents.

99.1	Press Release, dated March 1, 2006.